UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2010

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	333-163279	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 SOUTH WACKER DRIVE, SUITE 800, CHICAGO, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2010, the Board of Directors of Golub Capital BDC, Inc. increased the size of the Board of Directors from five to six and elected John T. Baily to the newly created vacancy.  Mr. Baily currently serves as a member of the board of directors of each of RLI Corp. (NYSE), Endurance Specialty Holdings, Ltd. (NYSE) and NYMagic, Inc. (NYSE).  He was elected to serve as a director to these companies in 2003. From 1999 until his retirement in 2002, Mr. Baily was the President of Swiss Re Capital Partners.  Prior to joining Swiss Re Capital Partners, Mr. Baily was a partner at PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, where he worked from 1965 until 1999.  Mr. Baily was the National Insurance Chairman of Coopers & Lybrand from 1986 until 1998 and a member of Coopers & Lybrand’s International Insurance Industry Committee from 1984 until 1998.  He is also the chairman of the Board of Trustees of Albright College and has served as chairman since his election to that position in 2007.  Mr. Baily graduated cum laude from Albright College in 1965, received his CPA with honors in 1968 and received his M.B.A. from the University of Chicago in 1979.

Item 7.01.	Regulation FD Disclosure.

On May 4, 2010, Golub Capital BDC, Inc. issued a press release (the “Press Release”) announcing the election of John T. Baily to its Board of Directors.  A copy of the Press Release is attached hereto as Exhibit 99.1.  The information in this Current Report on Form 8-K being provided under this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section.  The information in this current report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Golub Capital BDC, Inc., dated as of May 4, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: May 4, 2010	By:	/s/ Sean K. Coleman
	Name:	Sean K. Coleman
	Title:	Chief Financial Officer

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